UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

FLEXSTEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On September 8, 2008, the Board of Directors of Flexsteel Industries, Inc. (the “Company”) approved management’s recommendations to close the Company’s New Paris, Indiana recreational vehicle seating manufacturing facility and end manufacturing operations at the Company’s Lancaster, Pennsylvania facility.  These actions are expected to more closely match the Company’s manufacturing capacity with expected demand for residential and recreational vehicle seating products.

Approximately 250 employees will be affected by this consolidation of manufacturing operations over the next two to three months.  The Company estimates the manufacturing consolidation and transition will be completed by December 31, 2008 and anticipates pre-tax restructuring and impairment charges in the first half of fiscal year 2009 to be in the range of $2.0 million to $2.5 million.  Once the transition period is over, the Company expects annual pre-tax savings of $3.5 million to $4.0 million from the manufacturing consolidation.

Item 7.01     Regulation FD Disclosure.

On September 10, 2008, the Registrant issued a press release announcing plans to reduce its workforce and consolidate its manufacturing operations which is discussed in Item 2.05 of this Form 8-K.  The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1 – Press Release by Flexsteel Industries, Inc. on September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	September 10, 2008	By:	/s/ Timothy E. Hall
Timothy E. Hall
Vice President-Finance, CFO, and Secretary
Principal Financial Officer